Exhibit 3.1



                                   ARTICLES OF

                                INCORPORATION OF

                           F & M NATIONAL CORPORATION


         We do hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia, 1950, as amended, for the purposes and under the corporate name hereinafter set forth.

                                    ARTICLE I

                                      Name

        The name of the Corporation is to be F & M NATIONAL CORPORATION.

                                   ARTICLE II

                                    Purpose

         The purpose of the Corporation is to buy or otherwise acquire, own and sell or otherwise dispose of shares of the capital stock and other securities of other corporations. In addition it shall have all of the other powers not forbidden by law or required to be stated in these Articles of Incorporation.

                                   ARTICLE III

                                 Capital Stock

         The total number of shares of capital stock which the corporation shall be authorized to issue shall be 35,900,000 shares consisting of 30,900,000 shares of Common Stock of the par value of $2.00 per share and 5,000,000 shares of Preferred Stock without par value. The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article III, to provide for the issuance of shares of preferred stock in one or more series and to fix and determine the relative rights and preference of the shares of any series so established.
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         No holder of shares of capital stock, either common or preferred, of the corporation shall have any pre-emptive or preferential right to subscribe to any unissued capital stock of any class, and the unissued capital stock may be issued and disposed of by the corporation to such person or persons and on such terms and for such consideration as the Board of Directors, in its absolute discretion, may deem advisable.

         Preferred Stock. Authority is expressly vested in the Board of Directors to divide the preferred stock into series and, to fix and determine the relative rights and preferences of the shares of any series so established and to provide for the issuance thereof.

         Prior to the issuance of any shares of a series of preferred stock the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof to the extent that variations are permitted by law.

         Common Stock. The holders of the common stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise provided in the certificate of serial designation for a particular series of preferred stock, and as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia. The holders of the common stock shall have one vote for each share of common stock held by them.

                                   ARTICLE IV

                          Registered Office and Agent

         The post office address of the initial registered office of the Corporation shall be 115 North Cameron Street, Winchester, Virginia 22601, said location being within the City of Winchester, Virginia. The name of the initial registered agent at such address is Wilbur M. Feltner, who is a resident of Virginia and a Director of the Corporation, and whose business office is the same as the registered office of the Corporation.

                                    ARTICLE V

                                   Directors

         The initial Board of Directors shall be composed of five persons.

                                   ARTICLE VI

                                    Duration

         The period of the duration of the Corporation shall be unlimited and perpetual.

                                   ARTICLE VII

                    Indemnification of Directors and Officers

         A. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof, including Section 13.1- 692.1 thereof, or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for any monetary damages in excess of One Dollar ($1.00).

         B. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

         C. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section B of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section B.

         D. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         E. In the event there has been a change in the composition of the majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section A of this Article shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

         F. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         G. Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.


                                  ARTICLE VIII

                                  Miscellaneous

         The Corporation shall have the power to enter into partnership agreements with other corporations, whether organized under the laws of Virginia or otherwise, or with any individual or individuals. The Corporation shall have the further power to guarantee or become surety in respect of the stock, bonds or other securities and obligations of all other corporations, partnerships, associations or individuals.


                                   ARTICLE IX

                  SHAREHOLDER APPROVAL OF CERTAIN TRANSACTIONS

         An amendment of the Corporation's Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all or substantially all of the Corporation's assets other than in the regular course of business, and a plan of dissolution shall be approved by a vote of a majority of all votes entitled to be cast on such transactions by each voting entitled to vote on the transaction at a meeting in which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction shall be approved by the vote of eighty percent (80%) or more of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.


         Given under our hands this 11th day of August, 1999.



                                              /s/ Alfred B. Whitt
                                              --------------------------
                                              Alfred B. Whitt, President


ATTEST:/s/ Michael L. Bryan
---------------------------------
Michael L. Bryan,  Secretary and General Counsel

AMENDMENTS TO ARTICLES OF INCORPORATION:

1. Amendment made at the Annual Shareholders' Meeting held April 14, 1981, by removal of "3,000,000 shares" and substituting "6,000,000" shares.

2. Amendment to Article III, Capital Stock, made at the Annual Shareholders' Meeting held April 10, 1984, to provide for preferred stock.

3. Amendment made at the Annual Shareholders' Meeting held April 14, 1987, to provide for an increase in the number of shares of the common stock from 6,000,000 shares to 10,000,000 shares.

4. Amendment made at the Annual Shareholders' Meeting held April 12, 1988, striking the present Article VII and substituting the above Article VII.

5. Amendment made at the Annual Meeting of Shareholders held April 11, 1989, to provide for an increase in the number of shares of common stock from 10,000,000 to 20,000,000.

6. Amendment made at the Annual Meeting of Shareholders' held April 30, 1991, to add Article IX, "Shareholder Approval of Certain Transactions".

7. Amendment made at the Corporation's Annual Meeting of Shareholders' held April 25, 1995, to amend Article III, first paragraph, to provide for an increase in the number of shares of capital stock from 25,000,000 to 35,000,000 of which 30,000,000 will consist of common stock and 5,000,000 of preferred stock.

8. Amendment adopted at a meeting of the Corporation's Board of Directors held August 11, 1999, to amend Article III, first paragraph, to provide for an increase in the number of shares of common stock from 30,000,000 to 30,900,000, effective September 24, 1999.

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
   INNSBROOK OFFICE:                            LECLAIR RYAN
TELEPHONE:(804) 270-0070                 A PROFESSIONAL CORPORATION
                                              ATTORNEYS AT LAW
   BLACKSBURG OFFICE:               ELEVENTH FLOOR, 707 EAST MAIN STREET            DIRECT DIAL:
TELEPHONE:(540) 961-2762                  RICHMOND, VIRGINIA 23219                   INTERNET:
                                                                               FILE NUMBER: 2994.030
     NORFOLK OFFICE
TELEPHONE:(757) 624-1454                  TELEPHONE: (804) 783-2003


                                              November 5, 1999
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F&M National Corporation
9 Court Square
Winchester, Virginia 22601

Ladies and Gentlemen:

         We have acted as counsel to F&M National Corporation, a Virginia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 1,926,960 shares (the "Shares") of the Company's common stock, par value $2.00 per share, issuable pursuant to the Agreement and Plan of Reorganization, dated as of October 5, 1999, by and between the Company and The State Bank of the Alleghenies ("State Bank"), and the related Plan of Share Exchange (collectively, the "Agreement"), whereby each share of State Bank common stock, par value $0.25 per share, will be exchanged for shares of Company common stock pursuant to the terms set forth in the Agreement.

         In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

         o    the Registration Statement;

         o the Articles of Incorporation and By-laws of the Company, as amended and as currently in effect;

         o certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and the other transactions contemplated by the Registration Statement;

         o    the Agreement; and

         o such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                                  LeClair Ryan

F&M National Corporation
Page 2
November 5, 1999


         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that if and when issued in exchange for shares of State Bank common stock pursuant to the terms of the Agreement and under the circumstances contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

         The law covered by the opinion set forth above is limited to the laws of the Commonwealth of Virginia and the federal law of the United States of America.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.0 to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.


                                                     Sincerely,

                                                     LECLAIR RYAN
                                                     A Professional Corporation



                                                     By: /s/George P. Whitley
                                                         -----------------------
                                                         George P. Whitley
                                                         Vice President